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Exhibit 10.7.2

AMENDMENT NO. 1 TO VESSEL CONSTRUCTION
AGREEMENT OF MARCH 23, 2001

        THIS AMENDMENT NO. 1 entered into and effective as of this 23rd day of March, 2001, by and between Bollinger Gretna, L.L.C., a Louisiana Limited Liability Company with the current mailing address of 4640 Peters Road, Harvey, Louisiana 70058 (hereinafter referred to as "Bollinger"), and K-Sea Transportation, L.L.C., a Delaware Limited Liability Company, with the current mailing address of 3245 Richmond Terrace, Staten Island, New York 10303 (hereinafter referred to as "Buyer").

WITNESSETH

        That, Bollinger and Buyer entered into a Vessel Construction Agreement, effective March 23, 2001 (hereinafter referred to as "the Agreement"), for the construction of one 100,000 barrel tank barge, being Bollinger Hull No. 416, one 80,000 barrel tank barge, being Bollinger Hull No. 417, one 80,000 barrel tank barge, being Bollinger Hull No. 421, and one 100,000 barrel tank barge, being Bollinger Hull No. 422 (hereinafter referred to collectively as "Vessel");

        WHEREAS, Buyer desires for title to each Vessel to transfer upon execution and delivery of a Protocol of Delivery and Acceptance rather than in accordance with La. R.S. 9:5522;

        NOW, THEREFORE, the parties agree to amend Article 2, Section F; the fifth paragraph of Article 3, Section B; the first and second paragraphs of Article 6, Section A; the first paragraph Article 18, Section (A)(z); and Article 18, Section (B)(i) of the Agreement in their entirety, to provide as follows, to-wit:

I.

ARTICLE 2.F. PRICE AND PAYMENT; PERFORMANCE BOND

        "F.    Bollinger agrees to obtain and deliver to Buyer, in exchange for the first payment made by Buyer hereunder and upon receipt of a construction financing commitment letter, a guaranty (the "Guaranty") issued by Bollinger Shipyards Lockport, L.L.C. guaranteeing the obligations of Bollinger hereunder in favor of Buyer or its assignee or financier, as the case may be, in a form satisfactory to Buyer and its financier."

II.

ARTICLE 3.B. (Fifth Paragraph) DELIVERY AND ACCEPTANCE

        "Each date for such delivery of each Hull described in the foregoing four paragraphs is herein called the "Delivery Date" for such Vessel. Delivery shall be evidenced by the execution and delivery by Bollinger and Buyer of a Protocol of Delivery and Acceptance substantially in the form attached hereto as Exhibit A. Upon execution and delivery of such Protocol, subject to the terms of Article 6A, title to and risk of damage to or loss of the Vessel shall pass to Buyer. Until delivery is effected by the execution and delivery of such Protocol, title to and risk of damage or loss of the Vessel and its equipment are entirely with Bollinger."

III.

ARTICLE 6. Section A (First and Second Paragraphs)
RISK OF LOSS AND INSURANCE

        "A.    Title to the Work, and all material, machinery and equipment (in each case, other than that furnished by Buyer) shall vest in Buyer upon execution and delivery of a Protocol of Delivery and Acceptance respecting each Vessel. Bollinger shall have during construction and until execution and delivery of a Protocol of Delivery and Acceptance, title to and risk of loss or damage to the Vessel and the Work, including all material, machinery, and equipment (in each case, other than that furnished by Buyer), whether or not already attached to or installed in the Vessel. With respect to items (including Buyer-furnished equipment) furnished by parties other than Bollinger, Bollinger shall have risk of loss or damage commencing at the time such items have been received by Bollinger at the Shipyard. Buyer shall report, or cause to be reported as promptly as possible, to Bollinger the dates of arrival at Bollinger's facility, of all materials and equipment being furnished by any party other than Bollinger and the value thereof for insurance purposes. Title to all Buyer-furnished materials and equipment is at all times recognized by Bollinger to be vested in Buyer free and clear of any interest or claim of Bollinger or of any other person through Bollinger.

        Delivery and acceptance of the Vessel by execution and delivery of a Protocol of Delivery and Acceptance by Bollinger and Buyer shall transfer title to and risk of loss or damage of the Vessel, and all work, material, machinery, and equipment respecting such Vessel, to Buyer."

IV.

ARTICLE 18. DEFAULT

        A.

        "(z)    Bollinger shall fail to cause to be maintained in full force and effect the Guaranty satisfying the terms of this Agreement respecting a Vessel from and including the dates specified in Article 2(F) hereto to and including the Delivery Date of such Vessel."

        B.

        "(i)    may terminate the employment of Bollinger and take possession of all materials, equipment, tools, and machinery thereon owned or furnished by Buyer and stored by Bollinger, and may enter the premises of Bollinger and, at Buyer's option, remove one Vessel or all Vessels and all components thereof, Buyer-furnished equipment and material relating thereto (and upon such removal title shall be deemed vested in Buyer with respect to all removed Vessels and related components and materials), and may finish the work by whatever method Buyer may deem appropriate at the facilities of Bollinger or at another location or facility. If the unpaid balance of the Agreement Price for any Vessel exceeds the costs of finishing the work, including compensation for additional services made necessary thereby, and damages sustained by Buyer, such excess shall be paid to Bollinger. If such costs exceed the unpaid balance, Bollinger shall pay the difference to Buyer; or"

V.

        Except as amended by this Amendment No. 1 to Vessel Construction Agreement of March 23, 2001, all of the provisions of the original Vessel Construction Agreement of March 23, 2001 shall remain in full force and effect.

        IN FAITH WHEREOF, Bollinger Gretna L.L.C., through its proper officer, has executed this Amendment in duplicate originals at Lockport, Louisiana, as of this 23rd day of March, 2001, in the presence of the undersigned competent witnesses.

WITNESSES:	Bollinger Gretna, L.L.C.
/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
/s/ DONNA LYNN ALLEMAND	its:	EVP & COO

        IN FAITH WHEREOF, K-Sea Transportation, L.L.C., through its proper officer, has executed this Amendment in duplicate originals at Staten Island, New York, as of this 23rd day of March, 2001 in the presence of the undersigned witnesses.

WITNESSES:	K-Sea Transportation, L.L.C.
/s/ R.P. FALCINELLI RICHARD P. FALCINELLI	By:	/s/ JOHN J. NICOLA
/s/ DAWN M. BACHMANN DAWN M. BACHMANN	its:	Chief Financial Officer

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AMENDMENT NO. 1 TO VESSEL CONSTRUCTION AGREEMENT OF MARCH 23, 2001
WITNESSETH
I.
ARTICLE 2.F. PRICE AND PAYMENT; PERFORMANCE BOND
II.
ARTICLE 3.B. (Fifth Paragraph) DELIVERY AND ACCEPTANCE
III.
ARTICLE 6. Section A (First and Second Paragraphs) RISK OF LOSS AND INSURANCE
IV.
ARTICLE 18. DEFAULT
V.